Calculation of Filing Fee Tables
S-3
EyePoint Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(r)	12,875,000	$ 12.00	$ 154,500,000.00	0.0001381	$ 21,336.45
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of Pre-Funded Warrants	Other	1,500,000	$ 12.00	$ 18,000,000.00	0.0001381	$ 2,485.80
Fees to be Paid	3	Equity	Pre-Funded Warrants to purchase Common Stock	Other	1,500,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 172,500,000.00		$ 23,822.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,822.25
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3 (File No. 333-290867), which was filed with the Securities and Exchange Commission (the "SEC") on August 14, 2025.

[2]	Per Rule 457(i) under the Securities Act, the proposed maximum offering price per share of Common Stock issuable upon exercise of each Pre-Funded Warrant represents the sum of the $11.999 public offering price of the Pre-Funded Warrants and the $0.001 exercise price of each Pre-Funded Warrant. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3 (File No. 333-290867), which was filed with the SEC on August 14, 2025.

[3]	The entire fee is allocated to the Common Stock issuable upon exercise of Pre-Funded Warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	EyePoint Pharmaceuticals, Inc.	S-3	333-281391	08/08/2024		$ 23,822.25	Equity	Common Stock, par value $0.0001 per share		$ 227,354,232.00
Fee Offset Sources		EyePoint Pharmaceuticals, Inc.	S-3	333-281391		08/08/2024						$ 23,822.25
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $227,354,232 of unsold securities (the "Unsold Securities") previously registered pursuant to the registrant's Registration Statement on Form S-3 (File No. 333-281391) filed with the Securities and Exchange Commission on August 8, 2024 and declared effective on August 16, 2024 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $400,000,000. The registrant sold an aggregate of $172,645,768 of such securities under the Prior Registration Statement, leaving the balance of $227,354,232 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $23,822.25 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $23,822.25 associated with the offering of the Unsold Securities is hereby applied to offset the filing fees due in connection with the securities registered hereunder of $23,822.25. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement has terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A